SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 24, 2009, American Greetings Corporation (“American Greetings”) acquired (the “Acquisition”) all of the issued and outstanding capital stock of RPG Holdings, Inc. The Acquisition was completed pursuant to a petition and pre-packaged plan of reorganization (the “Plan”) filed on January 2, 2009, by RPG Holdings, Inc. and its subsidiaries (the “Debtors”) under the U.S. Bankruptcy Code and an Agreement (the “Agreement”) dated December 30, 2008, by and among American Greetings and its subsidiary, Lakeshore Trading Company, and RPG Holdings, Inc. and its subsidiary, Recycled Paper Greetings, Inc.

Pursuant to the Agreement and the Plan, American Greetings acquired all of the issued and outstanding capital stock of RPG Holdings, Inc. in exchange for: (a) approximately $18 million in cash, which includes up to $3.2 million of unpaid professional fees and other amounts owed by the Debtors that American Greetings anticipates paying upon approval of these amounts by the U.S. Bankruptcy Court; (b) the $67.1 million in principal amount of first lien debt held by American Greetings, which American Greetings purchased for $44.2 million; (c) approximately $22.0 million in aggregate principal amount of American Greetings’ 7 3/8% senior notes due June 1, 2016, issued under American Greetings’ existing Senior Notes Indenture (defined below) (the “Additional Senior Notes”); and (d) approximately $32.7 million in aggregate principal amount of American Greetings’ 7 3/8% notes due June 1, 2016, issued under American Greetings’ New Notes Indenture (defined below) (the “New Notes” and, together with the Additional Senior Notes, the “Notes”). Also in connection with the Acquisition, the approximately $6.5 million of debtor-in-possession financing owed by the Debtors to American Greetings under its debtor-in-possession credit agreement was extinguished.

The Additional Senior Notes are being issued under, and will be governed by, American Greetings’ existing Indenture that it entered into on May 24, 2006, in connection with the $200 million principal amount of 7 3/8% senior notes due June 1, 2016 that American Greetings issued in May 2006, with The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture that American Greetings entered into with the Trustee on February 24, 2009 (as so supplemented, the “Senior Notes Indenture”). The New Notes are governed by the Indenture that American Greetings entered into with the Trustee on February 24, 2009 (the “New Notes Indenture”, together with the Senior Notes Indenture, the “Indentures”). Except as described below, the terms of the New Notes and the Additional Senior Notes are the same.

The New Notes and the Additional Senior Notes will mature on June 1, 2016 and bear interest at a fixed rate of 7 3/8% per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2009. The New Notes and the Additional Senior Notes constitute general, unsecured obligations of American Greetings. The New Notes and the Additional Senior Notes rank equally with American Greetings’ other senior unsecured indebtedness and senior in right of payment to all of American Greetings’ obligations that are, by their terms, expressly subordinated in right of payment to the New Notes or the Additional Senior Notes, as applicable. The Additional Senior Notes are effectively subordinated to all of American Greetings’ secured indebtedness, including borrowings under its Credit Agreement (as defined below), to the extent of the value of the assets securing such indebtedness. The New Notes are contractually subordinated to amounts outstanding under the Credit Agreement, and are effectively subordinated to any other secured indebtedness that American Greetings may issue from time to time to the extent of the value of the assets securing such indebtedness. The New Notes and the Additional Senior Notes are structurally subordinated to all existing and future obligations of American Greetings’ subsidiaries that do not guarantee the applicable Notes. None of American Greetings’ subsidiaries currently guarantee either the New Notes or the Additional Senior Notes.

In addition to the redemption rights described below, at any time, in connection with the issuance of certain other indebtedness, American Greetings can redeem the New Notes in whole, but not in part, at a purchase price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to the redemption date. Except as set forth below, the Additional Senior Notes may not be redeemed prior to June 1, 2011.

At any time or from time to time on or after June 1, 2011, American Greetings, at its option, may redeem the New Notes or the Additional Senior Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Date	Price
2011	103.688%
2012	102.458%
2013	101.229%
2014 and thereafter	100.000%

In addition, at any time prior to June 1, 2011, the New Notes or the Additional Senior Notes may also be redeemed or purchased (by American Greetings or any other person) in whole or in part, at American Greetings’ option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess of:

(a)	the present value at such Redemption Date of (1) the redemption price of such Note on June 1, 2011 (such redemption price being that described above) plus (2) all required remaining scheduled interest payments due on such Note through June 1, 2011, other than accrued interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate (as defined in the Indentures) plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over

(b)	the principal amount of such Note on such Redemption Date.

At any time or from time to time prior to June 1, 2009, at American Greetings’ option, American Greetings may redeem up to 35% of the aggregate principal amount of the New Notes or the Additional Senior Notes with the net cash proceeds of one or more Qualified Equity Offerings (as defined in the Indentures) at a redemption price equal to 107.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of the applicable New Notes or Additional Senior Notes being redeemed remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Upon the occurrence of any “change of control” (as defined in the Indentures), each holder of Notes will have the right to require us to purchase all of that holder’s Notes for a cash price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to the date of purchase.

Except as set forth below, the New Notes Indenture and the Senior Notes Indenture generally contain the same covenants that, among other things, limit American Greetings’ ability and the ability of certain of its restricted subsidiaries to:

•	incur additional debt;

•	declare or pay dividends, make distributions on or repurchase or redeem capital stock;

•	make certain investments;

•	enter into agreements affecting the ability of American Greetings’ restricted subsidiaries to pay dividends;

•	enter into transactions with affiliates;

•	grant or permit liens;

•	sell assets;

•	enter into sale and leaseback transactions; and

•	consolidate, merge or sell all or substantially all of its assets.

The New Notes Indenture also provides that if American Greetings incurs more than an additional $10,000,000 of indebtedness (other than indebtedness under the Credit Agreement or certain other permitted indebtedness), such indebtedness must be (A) pari passu in right of payment to the New Notes and expressly subordinated in right of payment to the Credit Agreement at least to the same extent as the New Notes, or (B) expressly subordinated in right of payment to the New Notes. Alternatively, American Greetings can redeem the New Notes in whole, but not in part, at a purchase price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, or have the subordination provisions removed from the New Notes.

The foregoing description of the Additional Senior Notes is qualified in its entirety by reference to the (i) Form of Trust Indenture between American Greetings and the Trustee previously filed by American Greetings as an exhibit to its Form 8-K filed on May 22, 2006, and (ii) Form of First Supplemental Indenture between American Greetings and the Trustee previously filed by American Greetings as an exhibit to its Form T-3 filed on December 30, 2008 (File No. 022-28883). The foregoing description of the New Notes is qualified in its entirety by reference to the Form of Indenture previously filed by American Greetings as an exhibit to its Form T-3 filed on December 30, 2008 (File No. 022-28882).

Item 2.01	Completion of Acquisition or Disposition of Assets

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report relating to the issuance of the New Notes and the Additional Senior Notes is incorporated by reference into this Item 2.03.

American Greetings is party to a credit agreement, dated April 4, 2006, as amended from time to time thereafter (the “Credit Agreement”), among various lending institutions party thereto (the “Lenders”). In addition to a revolving credit facility, the Credit Agreement has a $100 million multiple draw term loan facility. On February 23, 2009, American Greetings drew down $100 million in principal amount under the term loan facility (the “Term Loan”). The proceeds of the Term Loan will be used for general corporate purposes. Although American Greetings has no immediate needs for additional liquidity, the ability to draw down term loans expires on April 3, 2009. Accordingly, in light of current market conditions, American Greetings drew on the facility to provide it with greater financial flexibility and adequate liquidity for the long term.

The Term Loan may bear interest at a rate per annum based on either the London Inter-Bank Offer Rate (“LIBOR”) plus 150 basis points or based on the alternate base rate plus 25 basis points. The alternate base rate (“ABR”) is the higher of National City Bank’s prime rate or the federal funds effective rate plus 0.50%. Currently, the Term Loan bears interest based on LIBOR. Once repaid, the Term Loan may not be reborrowed. The Term Loan amortizes in equal quarterly installments equal to .25% of the amount of such Term Loan, with the balance payable at maturity on April 4, 2013.

The obligations under the Credit Agreement, including the Term Loan, are guaranteed by American Greetings’ material domestic subsidiaries (the “Guarantors”) and are secured by substantially all of the personal property of American Greetings and each of the Guarantors, including a pledge of all of the capital stock or other equity interests in substantially all of American Greetings’ domestic subsidiaries and 65% of the capital stock or other equity interest in American Greetings’ material first tier foreign subsidiaries. The proceeds of the borrowings under the Credit Agreement may be used (i) to refinance existing indebtedness, (ii) to make share repurchases from shareholders, (iii) to fund capital expenditures, (iv) to provide working capital, (v) to fund permitted acquisitions, and (vi) for other general corporate purposes.

The Credit Agreement contains certain restrictive covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, compliance with laws, preservation of existence, maintenance of books and records, use of proceeds, maintenance of properties and insurance, and limitations on liens, dispositions, issuance of debt, investments, payment of dividends, repurchases of capital stock, acquisitions, and transactions with affiliates. There are also financial covenants that require American Greetings to maintain a maximum leverage ratio (consolidated indebtedness minus unrestricted cash over consolidated EBITDA), and a minimum interest coverage ratio (consolidated EBITDA over consolidated interest expense). The Credit Agreement also requires American Greetings to make certain mandatory prepayments of outstanding indebtedness using the net cash proceeds received from certain dispositions, events of loss and additional indebtedness that American Greetings may incur from time to time.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and change of control. Upon the occurrence and during the continuance of an event of default, the global agent upon the request of the requisite number of Lenders is required to declare all amounts owing under the Credit Agreement to be immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and/or exercise any and all remedies and other rights under the Credit Agreement.

The foregoing description of the Term Loan is qualified in its entirety by reference to (1) the Credit Agreement, previously filed by American Greetings as an exhibit to its Form 8-K filed on April 6, 2006, (2) Amendments No. 1, 2 and 3 to the Credit Agreement previously filed by American Greetings as exhibits to its Annual Report on Form 10-K for the fiscal year ended February 28, 2007; (3) Amendment No. 4 to the Credit Agreement previously filed by American Greetings as an exhibit to its Annual Report on Form 10-K for the fiscal year ended February 29, 2008; and (4) Amendment No. 5 to the Credit Agreement previously filed by American Greetings as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 2008

Item 8.01	Other Events.

American Greetings and the Morry Weiss and Judith S. Weiss 2001 Irrevocable Insurance Trust (the “Trust”) were parties to a split dollar life insurance agreement the subject of which was an insurance policy that provided total death benefits of $30 million upon the death of Mr. Morry Weiss, the Chairman of the Board of Directors of American Greetings, and his wife (whichever occurred later), the indirect beneficiaries of which were their children. Under the split dollar life insurance agreement, American Greetings paid a portion of the premium costs of the policy and had a collateral interest in the policy as security for reimbursement of an amount equal to the premiums paid by American Greetings. However, the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) brought into question whether American Greetings could continue to pay premiums and increase the reimbursement amount with respect to the insurance policy. The Act prohibits new loans between American Greetings and certain individuals, and certain features of the continuing split dollar life insurance arrangement could be characterized as a loan prohibited by the Act. American Greetings has not made premium payments since the enactment of the Act and any additional amount paid with respect to the policy since enactment of the Act has not been subject to reimbursement by American Greetings. As a result of the potential limitations imposed by the Act on the continuation of the split dollar life insurance agreement, the split dollar life insurance agreement was terminated on February 16, 2009. In connection with its termination, the Trust paid American Greetings $1,190,913, representing the cash surrender value of the policy. In addition, to compensate Mr. Weiss for relinquishing his rights to the split dollar life insurance benefits and to otherwise release the obligations owed by American Greetings to Mr. Morry Weiss under the split dollar life insurance arrangement, on February 16, 2009, American Greetings paid Mr. Morry Weiss $2,324,155, and agreed to pay him $1,178,166.34 on April 15, 2009 and $1,178,080 on March 6, 2010. The payments are conditioned on American Greetings being in compliance with its financial covenants under the Credit Agreement. If American Greetings is not in compliance with these financial covenants on the April 2009 payment date, the amount to be paid on that date will be payable on the March 6, 2010 payment date. However, if American Greetings is not in compliance with these financial covenants on the March 6, 2010 payment date, any remaining amounts will be forfeited.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item relating to the acquisition described under Item 2.01 are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item relating to the acquisition described under Item 2.01 is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President,
General Counsel and Secretary

Date: February 27, 2009